Titan Energy Systems Inc. Signs Distributor Agreement

with Generac Power Systems

Upper Midwest firm one of only 30 throughout North America that exclusively represent Generac Industrial Power

Fort Lee, NJ, January 28, 2015 / PRNewswire / – Titan Energy Systems Inc., a subsidiary of Pioneer Power Solutions, Inc. (Nasdaq: PPSI), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, recently signed an agreement with Generac Power Systems to exclusively represent Generac Industrial Power throughout Minnesota, Nebraska and Iowa. Titan Energy Systems Inc. is now one of only 30 such distributors throughout North America.

“We are very pleased by Generac’s show of support in renewing and extending its distributor relationship with Titan, a company we acquired just last month,” commented Nathan Mazurek, Pioneer’s chief executive officer.  “We are committed to accelerating Titan’s business, in particular by capitalizing on Generac’s recently expanded line of large kw gensets to drive sales of complex, paralleled systems for mission critical facilities – an area where Pioneer has an extensive track record.”

Mr. Mazurek continued, “To help propel this effort, I am also pleased to announce the appointment of Kindra Davis as General Manager of Titan Energy Systems Inc. Kindra will bring to bear her 12 years of power generation experience at Cummins Power Generation, where she served most recently as a territory business development manager. Kindra will report to George Moothedan, head of Pioneer’s Critical Power division, to ensure full alignment in the execution of our strategic goals.”

Generac Power Systems, a market leader in standby generators for commercial and industrial applications, continues to invest in the development of its network of industrial product distributors in support of the company’s expansion of products into industrial power applications up to 100 megawatts and to grant customers access to Generac’s full breadth of product.

As a Generac Industrial Power distributor, Titan Energy Systems Inc. will work with engineers, facility managers, and electrical contractors to specify Generac products in a number of industries and applications, such as data centers, healthcare facilities, retail outlets, and more.

“We’ve worked with Titan for many years, and during 2014 began building a relationship with Pioneer as supplier of paralleling switchgear to our network of industrial distributors,” said Kyle Raabe, vice president of industrial dealer sales at Generac.  “We are very excited that Titan has signed on with us in this new and expanded role, and by extension would also like to welcome Pioneer to the Generac family. We look forward to working with them as they grow their business and continue providing outstanding sales and service support to existing and prospective customers.”

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About Pioneer Power Solutions, Inc. (Nasdaq: PPSI)

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 13 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

About Generac (NYSE: GNRC)

Since 1959, Generac has been a leading designer and manufacturer of a wide range of generators, transfer switches, and engine powered products serving residential, light commercial, industrial and construction markets.  For commercial and industrial applications, the company offers diesel- and gaseous-fueled generator systems up to 2.0 MW with single gensets and up to 100 MW with paralleled systems. These include Generac’s Bi-Fuel™ system for dramatic cost savings, the Gemini® Twin Pack system for serious space-saving requirements, and Generac Mobile Power for reliable mobile backup power in even the most extreme conditions. All are available through a broad network of industrial dealers. For more information on Generac and its industrial product line, please visit www.generac.com/for-business. Follow Generac on Twitter @generac. Become a fan on Facebook at www.facebook.com/generacpowersystems.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the Company's ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (vii) the Company's ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xi)

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general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xiii) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xiv) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xv) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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